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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statement Nos. 333-157341, 333-157338, 333-88354, 333-49669, and 333-88328 on Form S-8 of Hill-Rom Holdings, Inc. of our report dated February 16, 2015, relating to the consolidated financial statements of Welch Allyn Holdings, Inc. and subsidiaries as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014 appearing in this Current Report on Form 8-K of Hill-Rom Holdings, Inc. dated July 14, 2015.

/s/ Deloitte & Touche LLP

Rochester, New York
July 14, 2015

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  Exhibit 23.1
  CONSENT OF INDEPENDENT AUDITORS